UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 10, 2012, American International Group, Inc. (AIG) announced that, due to his appointment as Chief Executive Officer of the Federal Home Loan Mortgage Corporation, Mr. Donald Layton had submitted his resignation from the Board of Directors of AIG (the Board) to be effective as of the commencement of AIG’s 2012 Annual Meeting of Shareholders on May 16, 2012 (the Annual Meeting).

In light of Mr. Layton’s unexpected resignation, the Board currently expects to add a Director. A candidate that the Board is considering is Mr. Morris W. Offit. While Mr. Offit is retiring as a Director of AIG at the Annual Meeting in accordance with the retirement guideline for AIG Directors, it may be in the best interests of AIG and its shareholders to ask Mr. Offit to serve an additional year, as permitted by the retirement guideline, in light of his knowledge of AIG’s businesses and affairs.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of American International Group, Inc. dated May 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: May 10, 2012	By:	/s/ Kathleen E. Shannon
Name: Kathleen E. Shannon Title: Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of American International Group, Inc. dated May 10, 2012.